Exhibit 10.3

RESALE REGISTRATION RIGHTS AGREEMENT

RESALE REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 7, 2012, by and among Active Power, Inc., a Delaware corporation (the "Company"), and Kinderhook Partners, LP (together with its affiliates, the "Initial Holder").

WHEREAS:

A.           In connection with that certain Securities Purchase Agreement of even date herewith by and among the Company and purchasers named therein (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Holder, and the Initial Purchaser has agreed to purchase from the Company, shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”).

B.           To induce the Initial Holder to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Holder hereby agree as follows:

1.            DEFINITIONS.

a.             As used in this Agreement, the following terms shall have the following meanings:

(i)           "Holders" means the Initial Holder and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

(ii)           "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

(iii)           "Registrable Securities" means the Common Stock held by the Initial Purchaser on the date hereof and the Common Stock acquired by the Initial Holder on the date hereof pursuant to the Purchase Agreement, and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect or pursuant to any of such Common Stock, but excluding Common Stock sold under the Registration Statement filed pursuant to this Agreement or under Rule 144 under the Securities Act.

(iv)           "Registration Statement" means a registration statement of the Company under the Securities Act filed pursuant to this Agreement.

b.           Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

2.           REGISTRATION.

a.             Mandatory Registration.  The Company shall prepare promptly and file with the SEC as soon as practicable, but in no event later than May 1, 2012 (the "Filing Date"), a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities) covering the resale by the Holders of the Registrable Securities.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Initial Holder and its counsel prior to its filing or other submission.  The Company shall cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than July 31, 2012 (the "Registration Deadline").  At the time of effectiveness, the Company shall ensure that such Registration Statement covers all of the Registrable Securities.

b.            Default.  If (i) the Registration Statement required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the SEC prior to the Filing Date or declared effective by the SEC on or before the Registration Deadline or (ii) if, after any such Registration Statement has been declared effective by the SEC, sales of any of the Registrable Securities required to be covered by such Registration Statement cannot be made pursuant to such Registration Statement (by reason of a stop order, the Company's failure to update the Registration Statement as required hereby or any other failure of such Registration Statement to be effective or  by reason of the Company exercising its rights under Section 3(p) hereof) (any such event, being a “Default”), then the Company shall, for each such day, pay each Holder with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30-day period equal to 2.0% (accruing daily) of the purchase price paid pursuant to the Purchase Agreement by the Initial Holder for such shares; and for any such 30-day period (or a portion thereof), such payment shall be made no later than three (3) business days following such 30-day period (or the day the Registration Statement becomes effective). If such Holder shall be prohibited from selling Registrable Securities under the Registration Statement as a result of a Suspension of more than thirty (30) consecutive days or more than forty-five (45) days in any calendar year, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension, but not including any day on which a Suspension is lifted, the Company shall pay each Holder, as liquidated damages and not as a penalty, an amount per 30-day period equal to 2.0% (accruing daily) of the purchase price paid pursuant to the Purchase Agreement by the Initial Holder for such shares, and for any such 30-day period (or a portion thereof), such payment shall be made no later than three (3) business days following such 30-day period (or the day the Suspension is lifted). For purposes of this Section 2(a), a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to such Holder. Any payments made pursuant to this Section 2(a) shall constitute such Holder’s exclusive remedy for such events. Notwithstanding the foregoing provisions, the liquidated damages payable to such Holder shall not exceed 24% of the aggregate purchase price paid by the Initial Holder for the shares purchased under the Securities Purchase Agreement. Such payments shall be made to the Holders in cash. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven (7) days after the date of written demand therefor, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all interest thereon, are paid in full.

c.            Eligibility for Form S-3.  The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Holder and any other Holder of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

3.            OBLIGATIONS OF THE COMPANY.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a.            The Company shall respond promptly to any and all comments made by the staff of the SEC to the Registration Statement required by Section 2(a), and shall submit to the SEC before the close of business on the business day immediately following the business day on which the Company learns (either by telephone or in writing) that no review of such Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date as soon as practicable.  The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until such date as the date on which the Registrable Securities are no longer outstanding (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.  The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.  Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

b.            The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

c.            The Company shall furnish to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

d.            The Company shall use its reasonable best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Holder who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

e.            As promptly as practicable after becoming aware of such event, the Company shall notify each Holder by electronic mail with a copy by facsimile of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or as a result of which a post-effective amendment to the Registration Statement is required, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission and/or effect the required post-effective amendment, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

f.             The Company shall use commercially reasonable efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and (ii) to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request).

g.            The Company shall permit a single firm of counsel designated by the Initial Holder to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably and promptly objects.

h.            The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

i.              The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Holder consents to the form and content of any such disclosure.  The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.  Notwithstanding the foregoing, the Initial Holder acknowledges and agrees that the Purchase Agreement, this Agreement and that certain letter agreement regarding director designation rights of even date herewith between the Company and the Initial Holder shall be filed with the SEC.

j.              The Company shall use its reasonable best efforts to promptly cause all of the Registrable Securities covered by the Registration Statement to be listed on the New York Stock Exchange, the Nasdaq Global Market, the NYSE AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

k.            The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

l.              The Company shall cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, or the Holders may reasonably request and registered in such names as the Holders may request, and, within three (3) business days after the Registration Statement that includes Registrable Securities is ordered effective by the SEC, the Company shall notify the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement), of the effectiveness of the Registration Statement.  The Company will cooperate with the Holders in coordinating with the Company’s transfer agent the approval of a form of letter pursuant to which a Holder will represent that Registrable Securities were sold pursuant to a Registration Statement and that such Holder complied with applicable prospectus delivery requirements and which letter shall be relied upon by the transfer agent for delivery of certificates not bearing restrictive legends.

m.           The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC.)

n.            From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities that are not Registrable Securities in the Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Holders of a majority in interest of the Registrable Securities.

o.            Notwithstanding any provisions of this Agreement to the contrary, the Company may, by written notice to the Holders, suspend the Registration Statement after effectiveness and/or require that the Holders immediately cease sales of shares pursuant to the Registration Statement (a “Suspension”), in the event that the Company is engaged in any activity that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require disclosure of such activity; provided that the Company may not exercise this right for more than thirty (30) consecutive days or for more than sixty (60) days in any twelve (12) month period.  If the Company suspends the Registration Statement or requires the Holders to cease sales of shares pursuant to this paragraph, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statement and/or give written notice to all Holders authorizing them to resume sales pursuant to the Registration Statement.  If as a result thereof the prospectus included in the Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Holders given pursuant to this paragraph, and the Holders shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus.

4.            OBLIGATIONS OF THE HOLDERS.

In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

a.            It shall be a condition precedent to the obligations of the Company to effect the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities.  At least five trading days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of the information the Company requires from each such Holder.

b.            Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

c.            Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f) or 3(o) (a “Suspension Notice”), such Holder will discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of notice from the Company that it may resume disposition of Registrable Securities pursuant to the Registration Statement and, if applicable, the copies of the supplemented or amended prospectus contemplated by Sections 3(e) or 3(f) or 3(o) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  Notwithstanding anything to the contrary, subject to compliance with applicable laws, the Company shall cause the transfer agent for the Registrable Securities to deliver unlegended shares of Common Stock to a transferee of a Holder in connection with any sale of Registrable Securities pursuant to the Registration Statement with respect to which such Holder has entered into a contact for sale prior to receipt of a Suspension Notice and for which such Holder has not yet settled.

d.            No Holder may participate in any underwritten distribution hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses of Holder in excess of those payable by the Company pursuant to Section 5 below, and (iv) complies with all applicable laws in connection therewith.  Notwithstanding anything in this Section 4(d) to the contrary, this Section 4(d) is not intended to limit a Holder’s rights under Sections 2(a) hereof.

5.            EXPENSES OF REGISTRATION.  All expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, along with the fees and disbursements (not to exceed $20,000) of one counsel selected by the Holders, but excluding the underwriting discounts and commissions related to the shares sold by the Holders, shall be borne by the Company.  In addition, the Company shall pay all of the Holders’ reasonable costs and expenses (including reasonable legal fees) incurred in connection with the enforcement of the rights of the Holders hereunder.

6.            INDEMNIFICATION.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.            To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Holder who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees and agents of such Holder and each person who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses  (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations").  The Company shall reimburse the Holders and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by a Holder expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9 hereof.

b.            In connection with any Registration Statement in which a Holder is participating, each such Holder agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively, and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Holder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9 hereof.

c.            Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made or to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party that are in conflict with those available to such indemnifying party.  The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Holders holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Holder if it holds Registrable Securities included in such Registration Statement), if the Holders are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.            CONTRIBUTION.  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.            REPORTS UNDER THE EXCHANGE ACT.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.            file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

b.            furnish to each Holder so long as such Holder owns, Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities under Rule 144 without registration.

9.           ASSIGNMENT OF REGISTRATION RIGHTS.  The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by each Holder to any transferee of all or any portion of the Registrable Securities, other than purchasers of Registrable Securities under the Registration Statement or under Rule 144, provided the transferee acknowledges in writing to the Company its agreement to be bound by the applicable provisions of this Agreement as a Holder.  In addition, and notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, the Registrable Securities may be pledged, and all rights of the Holders under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with a Holder’s margin or brokerage account, provided such pledgee acknowledges in writing to the Company its agreement to be bound by the applicable provisions of this Agreement as a Holder.

10.           AMENDMENT OF REGISTRATION RIGHTS.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and each Holder.

11.           MISCELLANEOUS.

a.            A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.            Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

Active Power, Inc.
2128 W. Braker Lane, BK12
Austin, Texas 78758
Attention: John K. Penver
Facsimile: (512) 836-4511
with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
900 South Capital of Texas Highway
Las Cimas IV, Fifth Floor
Austin, Texas 78746-5546
Attention:  Derek L. Willis, Esq.
Facsimile: (512) 338-5499

and if to any Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

c.            Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, without regard to conflicts of laws principles.  The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.   The Company further agrees that service of process upon the Company, sent in accordance with Section 11(b) above, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  Nothing herein shall affect the Holders' right to serve process in any other manner permitted by law.  The Company agrees that a final judgment, after exhaustion of available appeals, in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

e.            This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings relating to the subject matter hereof and thereof, other than those set forth or referred to herein and therein.  This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.             Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.            The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.             Subject to Section 10, all consents, approvals and other determinations to be made by the Holders pursuant to this Agreement shall be made by the Holders holding a majority in interest of the Registrable Securities held by all Holders.

j.              Each party to this Agreement has participated in the negotiation and drafting of this Agreement.  As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

k.             For purposes of this Agreement, the term "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term "trading day" means any day on which the principal securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ACTIVE POWER, INC.

By: /s/ J. Douglas Milner
Name: J. Douglas Milner
Its: President and Chief Executive Officer

KINDERHOOK PARTNERS, LP

By: KINDERHOOK GP, LLC

By: /s/ Tushar Shah
Tushar Shah
Managing Member